                        AIRGAS, INC.

             EMPLOYEE BENEFITS TRUST AGREEMENT


               Effective as of March 30, 1999

                     TABLE OF CONTENTS







I. Trust, Trustee and Trust Fund
     1.1  Trust
     1.2  Trustee
     1.3  Trust Fund
     1.4  Trust Fund Subject to Claims of Creditors
     1.5  Definitions


II. Funding of the Trust
     2.1  Purchase of Company Stock
     2.2  Contributions
     2.3  Prepayments
     2.4  Dividends
     2.5  Adjustments.


III. Procedures for Purchase and Sale of Shares
     3.1  Purchase and Sale
     3.2  Closing.
     3.3  Delivery of Shares
     3.4  Company Records


IV. Release and Transfer of Company Stock
     4.1 Company Stock Made Available for Transfer from Trust
     4.2  Transfer from Trust of Released Shares and
          Cash Proceeds


V. Compensation, Expenses and Tax Withholding
     5.1  Compensation and Expenses
     5.2  Withholding of Taxes

VI. Administration of Trust Fund
     6.1  Management and Control of Trust Fund
     6.2  Investment of Funds
     6.3  Trustee's Administrative Powers
     6.4  Rights Regarding Company Stock
     6.5  Indemnification
     6.6  General Duty to Communicate to Committee


VII. Duties of Trustee
     7.1  Records and Accounts of Trustee
     7.2  Reports of Trustee
     7.3  Final Statement


VIII. Succession of Trustee
     8.1  Resignation of Trustee
     8.2  Removal of Trustee
     8.3  Appointment of Successor Trustee
     8.4  Succession to Trust Fund Assets
     8.5  Continuation of Trust
     8.6  Changes in Organization of Trustee
     8.7  Continuance of Trustee's Powers in Event of
          Termination of the Trust


IX. Amendment or Termination
     9.1  Amendments
     9.2  Termination
     9.3  Effect of Termination
     9.4  Form of Amendment or Termination.


X. Miscellaneous
     10.1 Controlling Law
     10.2 Committee Action
     10.3 Notices
     10.4 Severability
     10.5 Protection of Persons Dealing with the Trust
     10.6 Tax Status of Trust
     10.7 ERISA Status of Trust.
     10.8 Registration
     10.9 No Third Party Rights; Plan Participants to
          Have No Interest in the Company by Reason of the Trust

     10.10 Nonassignability of Trust Interests
     10.11 Assignment of Trust
     10.12 Merger
     10.13 Gender and Plurals
     10.14 Counterparts

                        AIRGAS, INC.
             EMPLOYEE BENEFITS TRUST AGREEMENT



          THIS TRUST AGREEMENT (the "Agreement"), is made effective as of March 30, 1999, between Airgas, Inc., a Delaware corporation (the "Company"), and First Union
National Bank, a national banking association, as Trustee.

                   W I T N E S S E T H :

          WHEREAS, the Company desires to establish a trust
(the "Trust") in accordance with the laws of the State of Delaware and for the purposes stated in this Agreement;

          WHEREAS, the Trustee desires to act as trustee of the Trust, and to hold legal title to the assets of the Trust, in trust, for the purposes hereinafter stated and in accordance with the terms hereof;

          WHEREAS, the Company or its subsidiaries have previously adopted the Plans (as herein defined);

          WHEREAS, the Company desires to provide for the availability of shares of its common stock to satisfy certain of its obligations under the Plans and intends to sell to the Trust such assets as shall be held therein, subject to the claims of the Company's general creditors in the event of the Company's Insolvency (as defined herein) until made available to the Plans, in such manner and at such times as specified herein;

          WHEREAS, the Company desires that the assets to be held in the Trust Fund (as herein defined) should be principally or exclusively securities of the Company except as where specifically otherwise provided and, therefore, expressly waives any diversification of investments that might otherwise be necessary, appropriate or required pursuant to applicable provisions of law; and

          WHEREAS, the Trustee has been appointed as trustee and has accepted such appointment as of the date first set forth above.

          NOW, THEREFORE, the parties hereto hereby establish the Trust and agree that the Trust will be comprised, held and disposed of as follows:

                             I

               Trust, Trustee and Trust Fund



          I.1 Trust. This Agreement and the Trust Fund shall be known as the Airgas, Inc. Employee Benefits Trust. The parties intend that the Trust will be an independent legal entity with title to and power to convey all of its assets in accordance with the terms of the Trust. The parties hereto further intend that the Trust not be subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and that the assets held in the Trust Fund shall not be "plan assets," as such term is described in ERISA and Department of Labor regulations thereunder.
The Trust is not a part of any of the Plans and does not provide pension, welfare or any other benefits to any Plan Participant (as herein defined). The assets of the Trust will be held, invested and disposed of by the Trustee, in accordance with the terms of the Trust. The Trust shall be irrevocable. No Plan Participant nor any Plan shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust until made available to the Plans or otherwise transferred out of the Trust.

          I.2 Trustee. The trustee named above, and its successor or successors, is hereby designated as the trustee hereunder, to receive, hold, invest, administer and distribute the Trust Fund in accordance with this Agreement, the provisions of which shall govern the powers, duties and responsibilities of the Trustee.

          I.3 Trust Fund. The assets held at any time and from time to time under the Trust collectively are herein referred to as the "Trust Fund" and shall consist of contributions received by the Trustee, proceeds of any loans, investments and reinvestment thereof, the earnings and income thereon, less disbursements therefrom. Except as herein otherwise provided, title to the assets of the Trust Fund shall at all times be vested in the Trustee and securities that are part of the Trust Fund shall be held in such manner that the Trustee's name and the fiduciary capacity in which the securities are held are fully disclosed, subject to the right of the Trustee to hold title in bearer form or in the name of a nominee, and the interests of others in the Trust Fund shall be only the right to have such assets received, held, invested, administered and distributed in accordance with the provisions of the Trust.

          I.4  Trust Fund Subject to Claims of Creditors.
Notwithstanding any provision of this Agreement to the contrary, the Trust Fund shall at all times remain subject to the claims of the Company's general creditors under Federal and state law in the event of the Company's
Insolvency (as herein defined).

          In addition, the Board of Directors and Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall discontinue transfers of Released Shares (as herein defined) pursuant to Article 4.

          Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a Company creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events conclusively rely on a copy of a Bankruptcy petition filed with a court.

          If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue transfers of Released Shares pursuant to Article 4 and shall hold the Trust Fund for the benefit of the Company's general creditors. Nothing in this Agreement shall in any way diminish any rights of employees as general creditors of the Company with respect to benefits due under the Plans or otherwise.

          The Trustee shall resume transfers of Released
Shares pursuant to Article 4 only after it receives a copy of the court order dismissing such Bankruptcy petition.

          Notwithstanding anything herein to the contrary, in the event that the Company is Insolvent, the Committee may, in its discretion and to the extent permitted by applicable law, direct the Trustee to apply the Trust Fund to satisfy the claims of the Company's creditors.

          I.5  Definitions.  In addition to the terms
defined in the preceding portions of this Agreement, certain capitalized terms have the meanings set forth below:

          Board of Directors. "Board of Directors" means the board of directors of the Company or a committee comprised of members thereof.

          Code.  "Code" means the Internal Revenue Code of
1986, as amended.

          Committee. "Committee" means the Nominating and Compensation Committee of the Company.

          Common Stock Purchase Agreement.  "Common Stock
Purchase Agreement" means an agreement between the Company and the Trustee, substantially in the form attached hereto as Exhibit 1.

          Company Stock. "Company Stock" means shares of common stock, par value .01 per share, of the Company, or any successor securities thereto.

          Designated Plan Participant. "Designated Plan Participant" means, as of the date of determination, each active common-law employee of the Company or an affiliate, except any member of the Board of Directors of the Company, who (i) is a holder of unexercised options to purchase Company Stock (whether or not vested) (an "Optionholder") under the Airgas, Inc. 1984 and/or 1997 stock option plans (the "Option Plans") as of the Relevant Date, (ii) is a participant in the Airgas, Inc. 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan") and has Company Stock credited to his or her account on the Purchase Date (as defined in the Stock Purchase Plan) coincident with or immediately preceding the Relevant Date (a "Stock Purchase Plan Participant"); or (iii) is a participant in the Airgas, Inc. 401(k) Plan and has Company Stock credited to his or her account on the last day of the calendar quarter coincident with or immediately preceding the Relevant Date (a "401(k) Participant").

          Effective Date.  "Effective Date" means March 30,
1999.

          Extraordinary Dividend. "Extraordinary Dividend" means any dividend or other distribution of cash or other property (other than Company Stock) made with respect to Company Stock, which the Board of Directors declares generally to be other than an ordinary dividend.

          Fair Market Value. "Fair Market Value" means as of any date the closing price on such date (or if such date is not a trading day, then on the most recent prior date which is a trading day) of a share of Company Stock as reported on the composite tape, or similar reporting system, for issues listed on the New York Stock Exchange (or, if the Company Stock is no longer traded on the New York Stock Exchange, on such other national securities exchange on which the Company Stock is listed or national securities or central market system upon which transactions in Company Stock are reported, as either shall be designated by the Committee for the purposes hereof) or if sales of Company Stock are not reported in any manner specified above, the closing price on such date (or if such date is not a trading day, then on the most recent prior date which is a trading day) in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System or, if not so reported, by the National Quotation Bureau, Incorporated or similar organization selected by the Committee.

          Insolvency or Insolvent. "Insolvency" or being "Insolvent" means (i) inability of the Company to pay its debts as they become due, or (ii) the Company being subject to a pending proceeding as a debtor under the provisions of Title 11 of the United States Code (Bankruptcy Code).

          Loan. "Loan" means a loan and extension of credit to the Trust from the Company evidenced by the Note and any such other loans or increase(s) in principal of the Loan the proceeds of which are used by the Trustee for additional purchases of Company Stock.

          New Shares. "New Shares" means authorized but unissued shares of Company Stock, as defined in Section 3.1.

          1933 Act. "1933 Act" means the Securities Act of
1933, as amended.

          Non-Stock Plans.  "Non-Stock Plans" means the
Plans identified as Non-Stock Plans on Schedule A hereto.

          Note. "Note" means the Promissory Note for payment of the purchase price of Company Stock purchased pursuant to Section 2.1 in the form attached hereto as
Exhibit 2.

          Plan Participant. "Plan Participant" means a participant in any of the Plans.

          Plans. "Plans" means the employee benefit plans, programs, contracts and compensation structures listed on Schedule A hereto. The list of Plans may be amended from time to time by the Committee in accordance with Section
9.1.

          Released Shares. "Released Shares" shall have the meaning set forth in Section 4.1.

          Relevant Date. "Relevant Date" means with respect to the exercise of voting rights, the "Record Date" and with respect to a tender or exchange offer, the "Commencement
Date," each as defined in Section 6.4.

          Repurchased Shares. "Repurchased Shares" shall have the meaning set forth in Section 3.1.

          Stock Plans. "Stock Plans" means the Plans identified as Stock Plans on Schedule A hereto.

          Trust Term. "Trust Term" means March 30, 1999 through March 31, 2006.

          Trust Year. "Trust Year" or "Fiscal Year" means each April 1 through March 31 during the Trust Term except the first Trust Year which shall mean March 30, 1999 through March 31, 2000.

          Trustee.  "Trustee" means First Union National
Bank, a national banking association, or any successor trustee.

          Voting Shares. "Voting Shares" means (i) with respect to an Optionholder, the number of shares of Company
Stock subject to unexercised options held by the Optionholder on the Record Date, (ii) with respect to a Stock Purchase Plan Participant, the number of shares of Company Stock credited to such participant's account under the Stock Purchase Plan on the Purchase Date (as defined in the Stock Purchase Plan) immediately preceding the Record
Date and (iii) with respect to a 401(k) Participant, the number of Shares of Company Stock credited to his or her account on the last day of the calendar quarter preceding the Record Date.

                             II

                    Funding of the Trust

          II.1 Purchase of Company Stock. From time to time on and after the date hereof, the Trust may purchase from the Company in accordance with Section 3 hereof a number of shares of Company Stock that represents up to an aggregate of 5% of the outstanding shares of Company Stock on the Effective Date, subject to adjustment as provided for in
Section 2.5, to be administered and disposed of by the Trustee as provided in Article IV.

          II.2 Contributions. For each Trust Year, the Company shall contribute to the Trust in cash such amount which, together with dividends, as provided in Section 2.3, and any other earnings of the Trust, shall enable the Trustee to make all payments of principal and interest under the Loan as they come due. Unless otherwise expressly provided herein, the Trustee shall apply all such contributions, dividends and earnings to the payment or prepayment of principal and interest due under the Loan or to pay, in cash, the aggregate par value of any additional New Shares purchased by the Trust. If, at the end of any Trust Year, insufficient contributions have been made in cash to pay all principal and interest of the loan due in such Trust Year, such contributions shall be deemed to have been made in the form of forgiveness of principal and interest of the Loan to the extent of the Company's failure to make contributions as required by this Section 2.1. Such forgiveness shall be the sole and absolute remedy that the Trust shall have against the Company for any failure of the Company to make any contribution to the Trust. All contributions made under the Trust shall be delivered to the Trustee. The Trustee shall be accountable for all contributions received by it, but shall have no duty to require any contributions to be made to it.

          The Company in its sole discretion may at any time, or from time to time, make additional deposits or contributions of cash or other property to be held under the Trust by the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Agreement. Neither the Trustee nor any Plan administrator, Plan Participant or other third party shall have any right to compel such additional deposits or contributions.

          II.3 Prepayments. The Company may, from time to time, contribute cash to the Trust in amounts sufficient to enable the Trustee to prepay, in whole or in part, principal and interest of the Loan at any time or, in lieu of such prepayment, the Committee may, from time to time, in accordance with the terms of the Note direct that all or any part of such principal and/or interest of the Loan shall be forgiven and the payment so directed shall be forgiven. The Trustee shall use all such cash to prepay principal and/or interest on the Loan in accordance with the terms of the Note.

          II.4 Dividends. Except as otherwise provided in this paragraph, dividends paid in any Trust Year in cash on Company Stock held by the Trust (including dividends paid on Released Shares that have not been transferred out of the Trust at the time of such dividend payment) shall be applied, immediately upon receipt thereof by the Trustee,
(i) first to interest accrued and unpaid on the Loan as of the date of any such payment and then, (ii) to the extent that any such payment exceeds such accrued and unpaid interest on the Loan, to prepay interest that accrues on the Loan after such payment through the end of such Trust Year, and then, (iii) to pay principal installments due on the Loan within such Trust Year and then, (iv) to additional installments of principal in the order of their scheduled maturity. Extraordinary Dividends shall not be used to pay interest on or principal of the Loan, but shall be invested in additional Company Stock, as soon as practicable, except as otherwise provided in this Trust Agreement. Dividends which are not in cash or in Company Stock (including Extraordinary Dividends, or portions thereof) shall be reduced to cash by the Trustee and reinvested in Company Stock as soon as practicable, except as otherwise provided in this Trust Agreement. Company Stock purchased with the proceeds of an Extraordinary Dividend or with the proceeds of a non-cash dividend shall, for purposes of this Agreement (including, without limitation, Section 4.1 hereof), be deemed to have been acquired with the proceeds of the Loan; and if, and to the extent, such Extraordinary Dividend or non-cash dividend was paid with respect to a Released Share, the Company Stock purchased with such proceeds shall be deemed to be Released Shares.

          If the Committee so determines, the Committee shall direct the Trustee to make investments in Company Stock through open-market purchases, private transactions or purchases from the Company. The Committee shall also direct the Trustee as to the timing and manner of such purchases in order to comply with applicable law and to avoid, if possible, adverse effects on the publicly traded market price of Company Stock. The Trustee shall follow all such directions.

          II.5 Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event affects the shares such that an adjustment is determined by the Committee in its discretion to be appropriate, then the Committee shall, in such manner as it may deem equitable, make any adjustments to the maximum number of shares or other securities of the Company (or number and kind of other securities or property) which may be held in the Trust or any other adjustments it deems appropriate. The Company shall provide the Trustee with notice of any such adjustments.

                            III

         Procedures for Purchase and Sale of Shares

          III.1 Purchase and Sale. Subject to the terms and conditions set forth in the Common Stock Purchase Agreement and Section 2.1 hereof, the Company will issue or sell to the Trust at such times as the Company may determine, and the Trust will purchase from the Company, Company Stock, pursuant to the procedures set forth in this
Article 3. The Company Stock may be (i) previously authorized but unissued Company Stock (the "New Shares") or
(ii) Company Stock held in treasury which the Company had theretofore purchased, from time to time, on the open market or otherwise (the "Repurchased Shares").

               III.1.1   New Shares.  The consideration for
the New Shares shall be cash and a Note, as provided in
Section 3.2, in an aggregate amount equal to the average
Fair Market Value of the Company Stock for the five trading days immediately preceding the date which is two business days prior to the Closing (defined in Section 3.2), as certified in writing to the Trustee by the Company (the
"Average Market Price").

               III.1.2   Repurchased Shares.  The
consideration for the Repurchased Shares shall be a Note in an amount equal either (i) to the purchase price paid by the Company to acquire such shares (excluding, however, all fees, commissions, transfer taxes and other similar costs incurred in connection with the Company's purchase of such shares) if such Repurchased Shares were acquired by the Company within two business days of the date of the Closing for the purchase of such Repurchased Shares by the Trust, or
(ii) to the Average Market Price if such Repurchased Shares were repurchased by the Company more than two business days prior to the Closing (the "Repurchase Price").

III.2 Closing. From time to time, the Company may sell, and the Trust shall purchase if so instructed by the Company, at a closing (each closing being referred to herein as a "Closing" and the first Closing being referred to as "the Initial Closing"), Company Stock up to an aggregate number of shares that represents 5% of the outstanding shares of Company Stock on the Effective Date of the Trust. Except with respect to the Initial Closing, the Company shall give notice, as described below (the "Sale Notice"), to the Trustee regarding each Closing no later than two (2) business days prior to the date of such Closing, unless the Trustee elects to waive such condition. The Sale Notice shall set forth (i) the date of the Closing, (ii) the number of Repurchased Shares and New Shares, if any, to be sold to, and purchased by, the Trust and (iii) the aggregate consideration to be paid by the Trust for such shares as determined pursuant to Section 3.1 (the "Total Consideration"). If the Total Consideration is not determinable as of the date the Sale Notice is provided, the Company will provide the Trustee with such information prior to the Closing. The Trust shall pay such Total Consideration by (i) paying to the Company at the Closing the $.01 par value per New Share, if any, by wire transfer of immediately available funds, and (ii) (a) with respect to the Initial Closing, delivering the Note, or (b) with respect to any Subsequent Closing, increasing such

Note, in an amount equal to (I) the aggregate Average Market Price of any New Shares purchased at such Closing minus the amount paid pursuant to clause (i) of this sentence, and/or
(II) the aggregate Repurchase Price of any Repurchased Shares purchased at such Closing, as applicable (the "Loan Amount"). All Closings will be held at the corporate offices of the Company, 259 Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087-8675, on the date identified in the Sale Notice, or at such other time, date and place as may be mutually agreed upon by the Company and the Trustee. The Company may defer any proposed sale of Company Stock pursuant to this Section 3.2 if the Company reasonably determines that there are sufficient legal, financial or accounting reasons for the Company to defer the timing of such sale and notifies the Trustee in writing of such deferral.

          III.3 Delivery of Shares. At each Closing the Company will deliver to the Trustee a certificate representing the Company Stock sold at such Closing, which certificate shall be registered in the name of the Trustee, or the name of its nominee. The Company will pay all stamp and other transfer taxes, if any, that may be payable in respect of the sale and delivery of the Company Stock.

          III.4     Company Records.  The Company is hereby
authorized to record the price owed by the Trust from time to time and all repayments of the principal of the Note on the schedule attached to the Note.

                             IV

           Release and Transfer of Company Stock

          IV.1 Company Stock Made Available for Transfer from Trust. Immediately after each payment, prepayment or forgiveness, if any, of principal of the Loan is made, a number of shares of Company Stock shall be made available for transfer from the Trust ("Released Shares") in the manner set forth in Section 4.2. The number of such Released Shares shall equal the number of shares of Company Stock held in the Trust immediately prior to such payment, prepayment or forgiveness that have not already been deemed Released Shares pursuant to a previous payment, prepayment or forgiveness of principal of the Loan, multiplied by a fraction, the numerator of which shall be the amount of principal paid or prepaid or deemed forgiven upon such payment or prepayment date or date of forgiveness and the denominator of which shall be the sum of the numerator plus the principal amount of the Loan remaining after such payment, prepayment or forgiveness. No fractional shares shall be released. If the preceding computation results in fractional shares, the number of Released Shares shall be computed by rounding down to the next whole number. The number of Released Shares, determined as aforesaid, shall be certified to the Trustee by the Committee.

          IV.2 Transfer from Trust of Released Shares and Cash Proceeds. Released Shares or other assets held in the Trust (other than unreleased shares or the proceeds thereof) shall be treated as follows. First, Released Shares shall be transferred in kind by the Trustee, as directed by the Committee, directly to one or more of the Stock Plans or directly to Plan Participants pursuant to the terms of one or more of the Stock Plans, in satisfaction of the obligations of the Stock Plans or the Company to pay compensation, benefits or any form of remuneration thereunder which obligations are current at the time the Released Shares are made available for transfer from the Trust pursuant to Section 4.1.

          If, after satisfying all such current obligations of the Stock Plans there remain Released Shares or other assets (other than unreleased shares or the proceeds thereof) held in the Trust, such Released Shares and other assets shall be sold by the Trustee and the proceeds of such sale transferred by the Trustee, as directed by the Committee, directly to one or more of the Non-Stock Plans, if any, or directly to Plan Participants pursuant to the terms of one or more of such Non-Stock Plans, in satisfaction of the obligations of such Non-Stock Plans or of the Company to pay compensation, benefits or any form of remuneration thereunder which obligations are current at the time the Released Shares or other assets are made available for transfer from the Trust pursuant to Section 4.1 and which obligations have not been otherwise satisfied or provided by the Company.

          If Released Shares or other assets (other than unreleased shares or the proceeds thereof) remain in the Trust after the transfers or sales described above, such remaining Released Shares or assets shall, as the Committee shall direct either (i) be transferred to, or used by the Trustee to satisfy obligations under such other employee benefit plans (or their participants and beneficiaries), arrangements or obligations covering a broad cross-section of employees of the Company or its subsidiaries as the Committee shall direct (the "Other Arrangements") or (ii) be retained in the Trust for allocation in subsequent years in accordance with this Section 4.2, provided, however, that in all events (but subject to Section 1.4 and 9.3) all Released Shares or assets shall be transferred from the Trust to, or for the benefit of, the Plans or Other Arrangements at or prior to the end of the Trust Term.

          The Committee will direct the Trustee as to the timing and manner of any transfers or sales of Released Shares pursuant to this Section 4.2 in order to comply with applicable law and to avoid, if possible, adverse effects on the publicly traded market price of Company Stock.

          To facilitate sales of Released Shares pursuant to this Section 4.2, if required, the Company shall register under the 1933 Act, such number of Released Shares as the Committee may direct.

          Released Shares directed by the Committee to be transferred to Plans with respect to which trusts have been established shall be transferred to the trustee thereof; if there is no trust established with respect to a Plan, the shares allocated to such Plan shall be transferred to the plan administrator of such Plan, to third party service providers for such Plans or such other person as the Committee shall direct.

          The references to the Plans in this Agreement shall not cause the Plans to become irrevocable and the Company retains sole discretion to modify or amend any of the provisions of the Plans or to terminate any or all of them to the extent provided therein and/or as permitted by applicable law.

                             V

         Compensation, Expenses and Tax Withholding

          V.1 Compensation and Expenses. The Trustee shall be entitled to such reasonable compensation for its services and to be reimbursed for its reasonable legal, accounting and appraisal fees, expenses and other charges reasonably incurred in connection with the administration, management, investment and distribution of the Trust Fund all as may be agreed upon from time to time by the Company and the Trustee. Such compensation shall be paid, and such reimbursement shall be made, out of the Trust Fund, including amounts relating to earnings of the Trust, unless paid directly by the Company. The Company agrees to either make such payments directly or make sufficient contributions to the Trust to pay such amounts owing the Trustee in addition to those contributions required by Section 2.2. However, the Trustee shall not be entitled to use contributions required by Section 2.2 in satisfaction of amounts owing to the Trustee for the payments of its compensation and expenses.

          In the event the Company fails to make the contributions necessary to pay compensation and expenses owing to the Trustee, as contemplated by this Section 5.1, the Trustee shall be entitled to seek payment of such compensation and expenses directly from the Company.

          V.2 Withholding of Taxes. The Trustee shall report and withhold any Federal, state or local taxes that it is required by law or is instructed by the Company to withhold from any payments, transfer or distributions it makes pursuant to this Agreement and shall pay over amounts withheld to the appropriate taxing authorities.

                             VI

                Administration of Trust Fund

          VI.1 Management and Control of Trust Fund.
Subject to the terms of this Agreement, the Trustee shall have exclusive authority and responsibility to control the assets of the Trust Fund.

          VI.2 Investment of Funds. Except as otherwise provided in Section 2.4 and in this Section 6.2, the Trustee shall invest and reinvest the Trust Fund exclusively in Company Stock, including any accretions thereto resulting from the proceeds of a tender offer, recapitalization or similar transaction which, if not in Company Stock, shall be reduced to cash as soon as practicable. The Trustee shall invest any portion of the Trust Fund temporarily pending investment in Company Stock, distribution or payment of expenses in (i) investments in United States Government obligations with maturities of less than one year, (ii) interest-bearing accounts including but not limited to certificates of deposit, time deposits, saving accounts and money market accounts with maturities of less than one year in any bank, including the Trustee, with aggregate capital at the time of such investment in excess of $1,000,000,000 and a Moody's Investors Service Rating at the time of such investment of at least P1, or an equivalent rating from a nationally recognized rating agency, which accounts are insured by the Federal Deposit Insurance Corporation or other similar federal agency, (iii) obligations issued or guaranteed by any agency or instrumentality of the United States of America with maturities of less than one year,
(iv) short-term discount obligations of the Federal National Mortgage Association or (v) a common, collective, or pooled trust fund or mutual fund maintained or advised by any corporate Trustee hereunder (or affiliate thereof) whose investments are limited to those described in (i), (ii),
(iii) and/or (iv) of this paragraph. In the absence of any investment direction by the Committee, temporary investments shall be made in any mutual fund described in clause (v) of the preceding sentence.

          VI.3 Trustee's Administrative Powers. Except as otherwise provided herein, and subject to the Trustee's duties hereunder, the Trustee shall have the following powers and rights, in addition to those provided elsewhere in this Agreement or by law:

               VI.3.1    to retain any asset of the Trust
Fund for the purposes set forth herein;

               VI.3.2    subject to the other provisions of
this Agreement, to sell, transfer, mortgage, pledge, lease or otherwise dispose of, or grant options with respect to, any Trust Fund assets at public or private sale, as necessary to perform its obligations hereunder;

               VI.3.3    to borrow from the Company pursuant
to the Loan to acquire Company Stock as authorized by this Agreement;

               VI.3.4    with the consent of the Committee,
to settle, submit to arbitration, compromise, contest, prosecute or abandon claims and demands in favor of or against the Trust Fund;

               VI.3.5 to vote or to give any consent with respect to any securities, including any Company Stock, held by the Trust either in person or by proxy for any purpose, provided that the Trustee shall vote, tender or exchange all shares of Company Stock as provided in Section 6.4;

               VI.3.6    to employ such accountants,
actuaries, attorneys, investment bankers, appraisers, other advisors and agents as may be reasonably necessary in collecting, managing, administering, investing, valuing, distributing and protecting the Trust Fund or the assets thereof or any borrowings of the Trustee made in accordance with Section 6.3.3; and to pay their reasonable fees and expenses, which shall be deemed to be expenses of the Trust and for which the Trustee shall be reimbursed in accordance with Section 5.1;

               VI.3.7    to cause any asset of the Trust
Fund to be issued, held or registered in the Trustee's name or in the name of its nominee, or in such form that title will pass by delivery, provided that the records of the Trustee shall indicate the true ownership of such asset;
               VI.3.8    to utilize another entity as
custodian to hold, but not invest or otherwise manage or control, some or all of the assets of the Trust Fund; and

               VI.3.9    to consult with legal counsel (who
may also be counsel for the Trustee or the Company generally) with respect to any of its duties or obligations hereunder; and to pay the reasonable fees and expenses of such counsel, which shall be deemed to be expenses of the Trust and for which the Trustee shall be reimbursed in accordance with Section 5.1.

Notwithstanding any power granted to the Trustee pursuant to the foregoing or under applicable law, neither the Trust nor the Trustee shall have any power to, and shall not, engage in any trade or business (solely in its capacity as Trustee of the Trust) and, in particular, the Trustee shall not have any power that could give the Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Treas. Reg. 301.7701-2.

          VI.4 Rights Regarding Company Stock.

                  VI.4.1 Voting Rights. The Trustee shall follow the directions of the Designated Plan Participants with respect to the manner of voting of Company Stock held by the Trust. Prior to each annual or special shareholders' meeting of the Company, or deadline for the return of action by written consent of shareholders in lieu of a meeting, the Trustee shall furnish to each person who is a Designated Plan Participant as of the record date for such action (the "Record Date,") at the expense of the Company, a copy of the proxy solicitation material sent generally to shareholders, together with a form requesting confidential instructions on how such Designated Plan Participant directs the Trustee to vote with respect to each matter pending before such meeting or written consent of shareholders. The Committee and the Trustee shall be deemed to have complied with the preceding sentence with respect to any such Designated Plan Participant if they timely mail such proxy solicitation material and form to the Designated Plan Participant's last known address on the records of the Company. The Trustee shall collect the confidential instruction forms and shall vote the shares of Company Stock held in the Trust in the same proportion as the directed votes, other than abstentions, actually and timely received from such Designated Plan Participants, with each Designated Plan Participant being entitled to a number of directed votes equal to the number of such Participant's Voting Shares.
For example, assuming the Designated Plan Participants hold (or whose accounts are credited with) 30 Voting Shares -- if Designated Plan Participants who hold (or whose accounts are credited with) 15 Voting Shares instruct the Trustee to vote "yes," Designated Plan Participants who hold (or whose accounts are credited with) 5 Voting Shares instruct the Trustee to vote "no" and Designated Plan Participants who hold (or whose accounts are credited with) 10 Voting Shares direct the Trustee to abstain or do not instruct the Trustee, the Trustee shall vote 75% of the shares of Company Stock held in the Trust "yes" and 25% of such shares "no."

               VI.4.2    Tender or Exchange Offer.  If a
tender or exchange offer is commenced for Company Stock, the Trustee shall, at the expense of the Company, (i) notify each person who is a Designated Plan Participant as of the date of commencement of such tender or exchange offer (the "Commencement Date") and (ii) utilize its best efforts to distribute or cause to be distributed to each such Designated Plan Participant, in a timely manner, all information distributed to shareholders of the Company in connection with such offer together with a form requesting confidential instructions on how such Designated Plan Participant directs the Trustee with respect to the tender or exchange of shares. The Committee and the Trustee shall be deemed to have complied with the preceding sentence with respect to any such Designated Plan Participant if they timely mail such information and form to the Designated Plan Participant's last known address on the records of the Company. The Trustee shall collect such confidential instruction forms and shall tender or exchange that number of shares of Company Stock held in the Trust equal to the total number of shares of Company Stock held in the Trust multiplied by a fraction, the numerator of which is the number of Voting Shares held by Designated Plan Participants who affirmatively direct the Trustee to tender or exchange, and the denominator of which is the total number of Voting Shares held by all Designated Plan Participants (including Voting Shares with respect to which such Designated Plan Participants provide no instructions). A failure to direct the Trustee shall be deemed an instruction not to tender or exchange. For example, assuming the Designated Plan Participants hold (or accounts are credited with) 30 Voting Shares -- if Designated Plan Participants hold (or whose accounts are credited with) 15 Voting Shares direct the Trustee to tender, Designated Plan Participants who hold (or whose accounts are credited with) 5 Voting Shares direct the Trustee not to tender and Designated Plan

Participants who hold (or whose accounts are credited with)
10 Voting Shares provide no instructions, the Trustee shall tender 50% (15/30) of the shares of Company Stock held in the Trust.

               VI.4.3    Confidentiality.  The instructions
of each individual Designated Plan Participant made to the Trustee pursuant to the foregoing paragraphs 6.4.1 and 6.4.2 shall be held confidential by the Trustee and shall not be divulged or released to any person, including officers and employees of the Company and its affiliates, except as otherwise required by law or pursuant to order of a court of competent jurisdiction.

               VI.4.4    Trustee Action.  The Trustee shall
not make any recommendation regarding the manner of exercising any rights under this Section 6.4, including whether or not such rights should be exercised.

          VI.5 Indemnification. To the extent lawfully allowable, the Company shall and hereby does indemnify and hold harmless the Trustee from and against any claims, demands, actions, administrative or other proceedings, causes of action, liability, loss, costs, damage or expense (including reasonable attorneys' fees), which may be asserted against it, in any way arising out of or incurred as a result of its action or failure to act in connection with the operation and administration of the Trust; provided that such indemnification shall not apply to the extent that the Trustee has acted in willful or negligent violation of applicable law or its duties under this Trust or in bad faith. The Trustee shall be under no liability to any person for any loss of any kind which may result (i) by reason of any action taken by it in accordance with any direction of the Committee or pursuant to Section 6.4, (ii) by reason of its failure to exercise any power or authority or to take any action hereunder because of the failure of the Committee to give directions to the Trustee, as provided for in this Agreement or (iii) by reason of any act or omission of the Committee with respect to its duties under this Trust. The Trustee shall be fully protected in acting upon any instrument, certificate or paper delivered by the Committee or the trustee or administrator of any Plan and believed in good faith by the Trustee to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained. This section shall survive termination of this Agreement and any termination of service of the Trustee hereunder.

          VI.6 General Duty to Communicate to Committee.
The Trustee shall promptly notify the Committee of all communications with or from any governmental agency or with respect to any legal proceeding with regard to the Trust or with or from any Plan Participants concerning their alleged entitlements under the Plans or the Trust.

                            VII

                     Duties of Trustee

          VII.1 Records and Accounts of Trustee. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Trust, which shall be available at all reasonable times for inspection or audit by any person designated by the Company and which shall be retained.

          VII.2 Reports of Trustee. Within thirty (30) days following the close of each Fiscal Year and each quarter of each Fiscal Year, the Trustee shall deliver to the Committee a statement for the period ending on the last day of such Fiscal Year and/or quarter of such Fiscal Year, as the case may be, listing all securities and other property acquired or disposed of and all receipts, disbursements and other transactions effected by the Trust during such period, and further listing all cash, securities, and other property held by the Trust, together with the fair market value thereof, as of the end of such period. In addition to the foregoing, the report shall contain such information regarding the Trust Fund's assets and transactions as the Committee in its discretion may reasonably request. The Trustee shall also deliver to the Committee such statements for other periods as the Committee may reasonably request. Except as otherwise provided in the next sentence, regulatory filings other than tax returns, if any, required by the Trust shall be prepared by the Trustee, at the expense of the Company, and submitted to the Committee for the Company's review at least thirty (30) days before the due date (including any extension thereof) for filing such tax return or other regulatory filing. The Company may, upon written notice to the Trustee, assume the responsibility for preparing any regulatory filing required by the Trust. The Trustee shall, at the expense of the Company, timely file all such regulatory filings, if any, as shall be directed by the Company and shall promptly provide copies of such filings to the Committee. The Company shall be responsible for filing all tax returns required by the Trust unless the Company, upon reasonable advance notice, requests that the Trustee assume such responsibility. The Trustee shall cooperate with the Company to the extent necessary to provide it with any information it reasonably deems necessary to prepare and file such returns.

          VII.3 Final Statement. In the event of the resignation or removal of a Trustee hereunder, the Committee may request and the Trustee shall with reasonable promptness submit, for the period ending on the effective date of such resignation or removal, a statement similar in form and purpose to that described in Section 7.2.

                            VIII

                   Succession of Trustee

          VIII.1 Resignation of Trustee. The Trustee or any successor thereto may resign as Trustee hereunder at any time upon delivering a written notice of such resignation, to take effect 60 days after the delivery thereof to the Committee, unless the Committee accepts shorter notice; provided, however, that no such resignation shall be effective until a successor Trustee has assumed the office of Trustee hereunder.

          VIII.2    Removal of Trustee.  The Trustee or any
successor thereto may be removed by the Company by delivering to the Trustee so removed an instrument executed by the Committee. Such removal shall take effect at the date specified in such instrument, which shall not be less than 60 days after delivery of the instrument, unless the Trustee accepts shorter notice; provided, however, that no such removal shall be effective until a successor Trustee has assumed the office of Trustee hereunder.

          VIII.3    Appointment of Successor Trustee.
Whenever the Trustee or any successor thereto shall resign or be removed or a vacancy in the position shall otherwise occur, the Committee shall use its best efforts to appoint a successor Trustee as soon as practicable after receipt by the Committee of a notice described in Section 8.1, or the delivery to the Trustee of a notice described in Section 8.2, as the case may be, but in no event more than 60 days after receipt or delivery, as the case may be, of such notice. A successor Trustee's appointment shall not become effective until such successor shall accept such appointment by delivering its acceptance in writing to the Company. If a successor is not appointed within such 60 day period, the Trustee, at the Company's expense, may petition a court of competent jurisdiction for appointment of a successor. In any event, only an entity with trust powers under applicable law, which is not an affiliate of the Company, may be a successor trustee hereunder.

          VIII.4 Succession to Trust Fund Assets. The title to all property held hereunder shall vest in any successor Trustee acting pursuant to the provisions hereof without the execution or filing of any further instrument, but a resigning or removed Trustee shall, at the expense of the Company, execute all instruments and do all acts necessary to vest title in the successor Trustee. Each successor Trustee shall have, exercise and enjoy all of the powers, both discretionary and ministerial, herein conferred upon its predecessors. A successor Trustee shall not be obliged to examine or review the accounts, records, or acts of, or property delivered by, any previous Trustee and shall not be responsible for any action or any failure to act on the part of any previous Trustee.

          VIII.5    Continuation of Trust.  In no event
shall the legal disability, resignation or removal of a Trustee terminate the Trust, but the Committee shall forthwith appoint a successor Trustee in accordance with
Section 8.3 to carry out the terms of the Trust.

          VIII.6    Changes in Organization of Trustee.  In
the event that any corporate Trustee hereunder shall be converted into, shall merge or consolidate with, or shall sell or transfer substantially all of its assets and business to another corporation, the corporation resulting from such conversion, merger or consolidation, or the corporation to which such sale or transfer shall be made, shall thereafter become and be the Trustee under the Trust with the same effect as though originally so named but only if such corporation is qualified to be a successor trustee hereunder.

          VIII.7 Continuance of Trustee's Powers in Event of Termination of the Trust. In the event of the termination of the Trust, as provided herein, the Trustee shall dispose of the Trust Fund in accordance with the provisions hereof. Until the final distribution of the Trust Fund, the Trustee shall continue to have all powers provided hereunder as necessary or expedient for the orderly liquidation and distribution of the Trust Fund.

                             IX

                  Amendment or Termination

          IX.1 Amendments. Except as otherwise provided herein, the Company, by action of the Board of Directors or the Committee, may amend the Trust at any time and from time to time in any manner which it deems desirable, provided, however:

               IX.1.1 no amendment may be made that would adversely affect the contingent rights of Plan Participants under Sections 2.1, 2.2, 2.3, 2.4, 4.1, 4.2, 6.4, 9.1, 9.2 or 9.3, without the affirmative consent of a majority of all Plan Participants;

               IX.1.2    no amendment may change the duties
of the Trustee without the Trustee's consent, which consent shall not be unreasonably withheld; and

               IX.1.3    no amendment may alter the terms of
Section 1.1 to make the Trust revocable.

          Notwithstanding the foregoing, the Company, acting in good faith taking into account the best interests of a broadly-based population of individuals employed by the Company or broadly-based employee benefit plans in which such persons participate, shall retain the power under all circumstances to amend the Trust to increase the maximum number (or percentage) of shares of Company Stock that may be held by the Trust, to add employee benefit plans to, or to delete Plans from, Schedule A and to clarify any ambiguities or similar issues of interpretation in this Agreement.

          IX.2 Termination. The Trust shall terminate upon the earlier of (i) the seventh anniversary of the Effective Date (the "Termination Date") or (ii) the date on which the Trust no longer holds any assets. The Board of Directors may terminate the Trust at any time prior to the date the Trust terminates pursuant to the preceding sentence; provided, however, termination of the Trust shall not effect a revocation of the terms hereof.

          IX.3 Effect of Termination. Upon termination of the Trust, the Trustee shall sell sufficient remaining assets of the Trust (other than Released Shares or the proceeds thereof) so that the proceeds of such sale, together with any other available cash, can be applied to pay in full the remaining principal of the Loan and any accrued but unpaid interest thereon. The Committee may direct the Trustee as to the timing and manner of such sale in order to comply with applicable law and to avoid, if possible, adverse effects on the publicly traded market price of Company Stock. In the event the proceeds of the sale shall be insufficient to discharge the Loan in its entirety, the Company shall be deemed to have forgiven all amounts which shall remain due and owing thereon. Any assets or Company Stock remaining in the Trust after such payment in full of the Loan shall be distributed as follows:
(i) first to satisfy current obligations under the Stock Plans, (ii) second, to satisfy current obligations under the Non Stock Plans to the extent not otherwise satisfied or provided by the Company, and (iii) third, to or for the benefit of any of the Other Arrangements, as the Committee shall, in its sole discretion, determine.

          IX.4 Form of Amendment or Termination. Any amendment or termination of the Trust shall be evidenced by an instrument in writing signed by an authorized officer of the Company or a member of the Committee, certifying that said amendment or termination has been authorized and directed by the Board of Directors or the Committee, as applicable.

                             X

                       Miscellaneous

          X.1 Controlling Law. The laws of Delaware shall be the controlling law in all matters relating to the Trust, without regard to conflicts of law.

          X.2 Committee Action. Any action required or permitted to be taken by the Committee may be taken on behalf of the Committee by any individual so authorized.
The Company shall furnish to the Trustee the name and specimen signature of each member of the Committee upon whose statement of a decision or direction the Trustee is authorized to conclusively rely. Until notified of a change in the identity of such person or persons, the Trustee shall act upon the assumption that there has been no change.

          X.3  Notices.  All notices, directions,
instructions, requests, or other communications required or permitted to be delivered hereunder shall be in writing, delivered by registered or certified mail, return receipt requested, telecopier or hand delivery as follows:

          To the Company:

               Airgas, Inc.
               Executive Offices
               259 Radnor-Chester Rd.
               P.O. Box 6675
               Radnor, PA  19087-8675
               Attention:  Mr. Robert Bartos

          To the Trustee:

               First Union National Bank
               123 South Broad Street
               11th Floor, PA 1249
               Philadelphia, PA 19109
               Attn:  Mr. George Rayzis

Any party hereto may from time to time, by written notice given as aforesaid, designate any other address to which notices, requests or other communications addressed to it shall be sent.

          X.4 Severability. If any provision of the Trust shall be held illegal, invalid or unenforceable for any reason, such provision shall not affect the remaining parts hereof, but the Trust shall be construed and enforced as if said provision had never been inserted herein.

          X.5 Protection of Persons Dealing with the Trust. No person dealing with the Trustee shall be required or entitled to monitor the application of any money paid or property delivered to the Trustee, or determine whether or not the Trustee is acting pursuant to authorities granted to it hereunder or to authorizations or directions herein required.

          X.6 Tax Status of Trust. The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part 1, subchapter J, chapter 1, subtitle A of the Code, and this Trust Agreement shall be construed accordingly. Until advised otherwise, the Trustee and the Company may presume that the Trust is so characterized for Federal income tax purposes and the Trustee shall make all filings of tax returns on that presumption.

          X.7 ERISA Status of Trust. Neither the Trust, nor the assets held therein, are intended to be subject to the Employee Retirement Income Security Act of 1974, as amended, and this Agreement shall be construed accordingly.

          X.8 Registration. The Company shall, to the extent necessary for the Trustee to fulfill its obligations hereunder and to facilitate the sale of Released Shares, if so requested by the Trustee or if the Company otherwise deems it necessary or desirable, prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 or on any other appropriate form or such other appropriate form of registration (such registration statement, as it may be amended or supplemented from time to time, being hereinafter referred to as the "Registration Statement") in accordance with the Securities Act of 1933, as amended, providing for the registration of the Company Stock held by the Trust. The Company shall use its reasonable efforts to cause such Registration Statement and required filings under state securities laws to become effective and to keep such Registration Statement and required filings, or any subsequently filed Registration Statement and required filings continuously effective until the termination of the Trust. The Company shall take all other action as is reasonably necessary to permit the Trustee to sell shares as contemplated by this Agreement.

          X.9 No Third Party Rights; Plan Participants to Have No Interest in the Company by Reason of the Trust. Except as specified in Section 6.4, neither this Agreement nor the Trust shall confer upon any person other than the parties hereto any rights, remedy or claim with respect to the assets of the Trust or otherwise unless transferred out of the Trust and until made available to such person. Neither the creation of the Trust nor anything contained in the Trust shall be construed as giving any person, including any individual employed by the Company or any subsidiary of the Company, any equity or interest in the assets, business or affairs of the Company or any Plan Participant a right to any benefit available under any of the Plans.

          X.10 Nonassignability of Trust Interests. No right or interest, if any, of any person to receive distributions from the Trust shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, by execution, levy, garnishment, attachment, pledge, or bankruptcy, but excluding death or mental incompetency, and, to the fullest extent permitted by applicable law, no right or interest, if any, of any person to receive distributions from the Trust shall be subject to any obligation or liability of any such person, including claims for alimony or the support of any spouse or child.

          X.11 Assignment of Trust. The rights and obligations of the Company with respect to the Trust may be assigned by the Board of Directors to any successor of substantially all the business or assets of the Company.
Following any such assignment, the term "Company" hereunder shall refer to such assignee.

          X.12  Merger. If the Company is merged into
another corporation or another corporation is merged into the Company then (a) the surviving corporation shall become the grantor of the Trust, (b) the assets of the Trust shall be subject to the claims of the creditors of the surviving corporation in accordance with Article 1, above, and (c) the provisions of this Agreement which apply to Company Stock (including without limitation the provisions of Article 4, above) shall apply to the stock of the surviving corporation held hereunder or transferred to the Trust.

          X.13 Gender and Plurals. Whenever the context requires or permits, the masculine gender shall include the feminine gender and the singular form shall include the plural form and shall be interchangeable.

          X.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original.

          IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be signed, and their seals affixed hereto, by their authorized officers all as of the day, month and year first above written.

                         AIRGAS, INC.


                         By:       /s/Scott Melman
                            Name: Scott Melman
                            Title:Senior Vice President and
                                     Chief Financial Officer

                         FIRST UNION NATIONAL BANK


                         By:       /s/Alan G. Finn
                            Name:  Alan G. Finn
                            Title:

                         SCHEDULE A

                               Airgas, Inc.
          Stock Plans and Non-Stock Plans - As of March 30, 1999



            I.  STOCK PLANS


                 Title                       Plan Type

Airgas, Inc. 1997 Stock Option Plan     Stock Option Plan

Airgas, Inc. 1984 Stock Option Plan     Stock Option Plan

Airgas, Inc. 1998 Stock Purchase Plan   423 Stock Purchase
                                        Plan

Airgas, Inc. 401(k) Plan                401(k) Plan





         II.  NON-STOCK PLANS



                 Title                       Plan Type

                                                                Exhibit 1
                      COMMON STOCK PURCHASE AGREEMENT


          THIS COMMON STOCK PURCHASE AGREEMENT (the "Agreement") is made this 30th day of March, 1999, between Airgas, Inc., a Delaware corporation (the "Seller" or the "Company"), and First Union National Bank, a national banking association, not in its individual or corporate capacity, but solely in its capacity as trustee (the "Trustee") of the Airgas, Inc. Employee Benefits Trust (the "Trust," which is hereinafter sometimes referred to as the "Purchaser") under a trust agreement between the Seller and the Trustee dated as of March 30, 1999 (the "Trust Agreement").

                           W I T N E S S E T H:

          WHEREAS, as contemplated by the Trust Agreement, the Purchaser is to purchase from the Seller, and the Seller is to sell to the Purchaser, from time to time shares of the Seller's Common Stock, par value $.01 per share (the "Common Shares") up to an aggregate number of Common Shares that represents 5% of the outstanding Common Shares (as may be adjusted pursuant to Section 2.5 of the Trust Agreement) on the Effective Date of the Trust, all as more specifically provided herein.

          Capitalized terms not defined herein shall have the meaning set forth in the Trust Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

ARTICLE I

                        PURCHASE AND SALE OF SHARES

          7.1 Purchase and Sale. Subject to the terms and conditions set forth herein, the Seller will sell to the Purchaser, and the Purchaser will purchase from the Seller, at the Initial Closing (as hereinafter defined), 826,055 Common Shares (the "Initial Shares"), and, in consideration for the Initial Shares, the Purchaser will deliver to the Seller (i) an amount equal to the aggregate par value per New Share, if any, by wire transfer of immediately available funds and (ii) the note in the form of Exhibit 2 to the Trust Agreement in the principal amount of $7,000,816 (the "Note"). From time to time, the Seller may sell to the Purchaser and the Purchaser may purchase from the Seller at a Closing (as hereinafter defined) additional Common Shares up to an aggregate number of shares (including the Initial Shares) that represents 5% of the outstanding Common Shares (as may be adjusted pursuant to Section 2.5 of the Trust Agreement) on the Effective Date of the Trust, and in consideration therefor the Purchaser will deliver to the Seller (i) an amount equal to the aggregate par value per New Share, if any, by wire transfer of immediately available funds and
(ii) will increase the principal amount of the Note by the aggregate purchase price of such Common Shares minus the amount paid pursuant to clause (i), if any, in accordance with the provisions of the Trust Agreement.

          1.2 Closing. The initial closing (the "Initial Closing") of the sale and purchase of the Common Shares hereunder will be held at the offices of the Seller at 10:00 a.m. eastern standard time, on the date following the date of execution and delivery of this Agreement by the Seller and the Purchaser, or at such other time, date and place as may be mutually agreed upon by the Seller and the Purchaser. Any subsequent closings ("Closing") shall occur at the time and place set forth in the Sale Notice in accordance with the Trust Agreement. The number of additional Common Shares purchased at any subsequent Closing and the price therefore shall be set forth on a schedule to this Agreement and made a part hereof.

          7.1 Delivery and Payment. At the Initial Closing and each subsequent Closing, the Seller will deliver to the Purchaser a certificate representing the Common Shares, which certificate shall be registered in the name of the Trustee, or the name of its nominee, against payment therefor by the Purchaser to the Seller of the aggregate consideration set forth in Section 1.1 hereof. The Seller will pay all stamp and other transfer taxes, if any, that may be payable in respect of the sale and delivery of the Common Shares.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLER

          The Seller represents and warrants to the Purchaser as follows:

          2.1 Corporate Existence and Authority. The Seller (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite corporate power to execute, deliver and perform this Agreement and (c) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

          2.2 No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate, conflict with or constitute a default under (a) the Seller's certificate of incorporation or bylaws, (b) any agreement, indenture or other instrument to which the Seller is a party or by which the Seller or its assets may be bound or (c) any law, regulation, order, arbitration, award, amendment or decree applicable to the Seller.

          2.3 Validity. This Agreement has been duly executed and delivered by the Seller and is a valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity.

          2.4 The Common Shares. The Common Shares have been duly authorized and, when sold as contemplated hereby, will be validly issued, fully-paid and non-assessable shares of the Seller. No stockholder of the Seller has any preemptive or other subscription right to acquire any shares of Common Stock. The Seller will convey to the Purchaser, on the date of Closing, good and valid title to the Common Shares free and clear of any liens, claims, security interests and encumbrances.

          7.1 Litigation. There are no actions, suits, proceedings, arbitrations or investigations pending or, to the Seller's best knowledge, threatened in any court or before any governmental agency or instrumentality or arbitration panel or otherwise against or by the Seller which seek to or could restrain, prohibit, rescind or declare unlawful, or result in substantial damages in respect of this Agreement or the performance hereof by the Seller including, without limitation, the delivery of the Common Shares).

7.1 Business and Financial Information. Seller has heretofore delivered to the Purchaser copies of the most recent financial statements of the Company. The Seller Financial Statements fairly present the consolidated results of operations, changes in stockholders' equity and cash flows for the periods set forth therein and the consolidated financial position as at the dates thereof of Seller and its consolidated subsidiaries, in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto and subject, in the case of unaudited financial statements, to the omission of certain notes not ordinarily accompanying such unaudited financial statements and to normal year-end audit adjustments which in each case will not be material to Seller and its consolidated subsidiaries taken as a whole. Seller has filed with the Securities and Exchange Commission all material forms, reports and documents required pursuant to the Securities Act of 1933, as amended (the "1933 Act") and the Securities Exchange Act of 1934, as amended (the "1934 Act"), to be filed by it to date (the "Disclosure Documents"). At the time filed, all of the Disclosure Documents complied as to form in all material respects with all applicable requirements of such Acts. None of the Disclosure Documents, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser represents and warrants to the Seller as follows:

          7.1 Authority; Validity. The Purchaser has full power and authority under the Trust to execute and deliver this Agreement and the Note and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Trustee on behalf of the Trust and is a valid and binding agreement of the Purchaser enforceable in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity. The Note has been duly authorized by the trustee on behalf of the Trust and, upon execution and delivery by the Trustee on behalf of the Trust, the Note will be a valid and binding agreement of the Purchaser enforceable in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity.

          7.1 No Conflict. The execution and delivery of this Agreement do not, and the execution and delivery of the Note and the consummation of the transactions contemplated hereby and thereby will not, violate, conflict with or constitute a default under the terms of the Trust or to the best of the Purchaser's knowledge, (a) any agreement, indenture or other instrument to which the Trust is a party or by which the Trust or its assets may be bound or subject or (b) any law, regulation, order, arbitration award, judgment or decree applicable to the Trust.

ARTICLE IV

             RESTRICTIONS ON DISPOSITION OF THE COMMON SHARES

7.1 Restricted Securities. The Purchaser acknowledges that the Purchaser is acquiring the Common Shares pursuant to a transaction exempt from registration under the 1933 Act. The Purchaser represents, warrants and agrees that all Common Shares acquired by the Purchaser pursuant to this Agreement are being acquired for investment without any intention of making a distribution thereof, or of making any sale or other disposition thereof which would be in violation of the 1933 Act or any applicable state securities law, and that the Purchaser will not dispose of any of the Common Shares, except that the Trustee will, from time to time, convey to certain Plans (as defined in the Trust Agreement) or sell pursuant to an effective registration statement under the 1933 Act or an exemption therefrom, a portion of the Common Shares to satisfy the obligations of the Company or affiliate of the Company under such Plans, and except upon termination of the Trust to the extent that the Trust then holds any Common Shares, all in compliance with all provisions of applicable federal and state law regulating the issuance, sale and distribution of securities and then only in compliance with the Trust Agreement.

          7.1 Legend. Until such time as the Common Shares are registered pursuant to the provisions of the 1933 Act or may be freely sold without registration in accordance with Rule 144 under the 1933 Act, any certificate or certificates representing the Common Shares delivered pursuant to Section 1.1 will bear a legend in substantially the following form:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of unless they have first been registered under such Act or unless an exemption from registration is available."

The Seller may place stop transfer orders against the registration or transfer of any shares evidenced by such a certificate or certificates until such time as the requirements of the foregoing are satisfied.

ARTICLE V

                            COVENANTS OF SELLER

          The Seller agrees that:

          7.1 Compliance and Filings. The Seller will comply with all federal, state, local and foreign laws, regulations or orders, and all the rules of any stock exchange or similar entity which are applicable to it or to the conduct of its business, and, without limiting the generality of the foregoing, shall make such filings, distributions and disclosures as are required by the 1933 Act, the 1934 Act or any of the regulations, rules or orders promulgated thereunder. The Seller will maintain complete and accurate books, records and accounts in accordance with the requirements of
Section 13(b)(2) under the 1934 Act.

          7.1 Registration. The Seller will, after a written request by the Committee (as such term is defined in the Trust Agreement) to register under the 1933 Act such number of Common Shares as the Committee may from time to time direct, prepare for filing at the Seller's expense a registration statement with the Securities and Exchange Commission, and take such other action, sufficient to permit the public offering of such Common Shares in accordance with the terms of this Agreement, and the Seller will use its best efforts in all matters necessary or advisable to cause such registration statement to become effective as promptly as practicable and to remain effective for a reasonable period, all to the extent requisite to permit the sale or other disposition of such Common Shares. The Seller shall also use its best efforts to register or qualify the Common Shares so registered under the securities and blue sky laws of such jurisdictions within the United States as the Trustee or the Committee may reasonably request, provided, however that the Seller shall not be required to consent to general service of process for all purposes anywhere it is not then qualified.

ARTICLE VI

                           CONDITIONS TO CLOSING

          7.1 Conditions to Obligations of Purchaser. The obligation of the Purchaser to purchase the Common Shares is subject to the satisfaction of the following conditions on the date of the Initial Closing and each subsequent Closing:

               7.1.1.1.1.1 The representations and warranties of the Seller set forth in Article II hereof shall be true and correct; and if the Closing shall occur on a date other than the date of this Agreement, the Purchaser shall have been furnished with a certificate, dated the date of the Closing, to such effect, signed by an authorized officer of the Seller; and

               7.1.1.1.1.1 All permits, approvals, authorizations and consents of third parties necessary for the consummation of the transactions herein shall have been obtained, and no order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated by this Agreement, and no suit, action or other proceeding by any governmental body or other person shall have been instituted which questions the validity or legality of the transactions contemplated by this Agreement.

          7.1 Conditions to Obligations of the Seller. The obligation of the Seller to issue, sell and deliver the Common Shares to the Purchaser is subject to the satisfaction of the following conditions on the date of the Initial Closing and each subsequent Closing:

               7.1.1.1.1.1 The representations and warranties of the Purchaser set forth in Article III hereof shall be true and correct; and if the Closing shall occur on a date other than the date of this Agreement, the Seller shall have been furnished with a certificate dated the date of the Closing, to such effect, signed by an authorized officer of the Trustee; and
(b) No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated by this Agreement, and no suit, action or other proceeding by any governmental body or other person shall have been instituted which questions the validity or legality of the transactions contemplated by this Agreement.

ARTICLE VII

                               MISCELLANEOUS

          7.1 Expenses. The Seller shall pay all of its expenses, and it shall pay the Purchaser's expenses, in connection with the authorization, preparation, execution and performance of this Agreement, including, without limitation, the reasonable fees and expenses of the Trustee, its agents, representatives, counsel, financial advisors and consultants.

          7.1 Survival of Seller's Representations and Warranties. All representations and warranties made by the Seller to the Purchaser in this Agreement shall survive the Initial Closing.

          7.1 Notices. All notices, requests, or other communications required or permitted to be delivered hereunder shall be in writing, delivered by registered or certified mail, return receipt requested, telecopier or hand delivery as follows:

               (a) To the Seller:

                    Airgas, Inc.
                    259 Radnor-Chester Rd., Suite 100
                    P.O. Box 6675
                    Radnor, Pennsylvania 19087-8675
                    Attention:     Mr. Robert Bartos
                    Telecopier:    (610) 225-3271

               (b) To the Purchaser:

                    First Union National Bank, as trustee of the Airgas, Inc. Employee Benefits Trust
                    123 South Broad Street
                    11th Floor, PA 1249
                    Philadelphia, PA 19109
                    Attn:  Mr. George Rayzis
                    Telecopier:  215-985-3428



Any party hereto may from time to time, by written notice given as aforesaid, designate any other address to which notices, requests or other communications addressed to it shall be sent.

          7.1 Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable, and neither party will take any action to impede the other from seeking to enforce such rights or specific performance.

          7.5 Successors and Assigns; Integration; Assignment. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and assigns. This Agreement, (a) constitutes, together with the Note, the Trust Agreement and any other written agreements between the Purchaser and the Seller executed and delivered on the date hereof, the entire agreement between the parties hereto and supersedes all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof, (b) shall not confer upon any person other than the parties hereto any rights or remedies hereunder and
(c) shall not be assignable by operation of law or otherwise, except that the Trustee may assign all its rights hereunder to any corporation or other institution exercising trust powers in connection with any such institution assuming the duties of a trustee under the Trust.

          7.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          7.7 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

          7.8 Amendment and Waiver. No amendment or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and signed by the Purchaser and the Seller.

          7.9 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto were upon one instrument.

          7.10 Certain Limitations. The execution, delivery and performance by the Trustee of this Agreement have been, and will be, effected by the Trustee solely in its capacity as Trustee under the terms of the Trust and not in its individual or corporate capacity. Nothing in this Agreement shall be interpreted to increase, decrease or modify in any manner any liability of the Trustee to the Seller or to any trustee, representative or other claimant by right of the Seller resulting from the Trustee's performance of its duties under the constituent instruments of the Trust, and no personal or corporate liability shall be asserted or enforceable against the Trustee by reason of any of the covenants, statements or representations contained in this Agreement.

          7.11 Incorporation. The terms and conditions of the Trust Agreement relating to the nature of the responsibilities of the Trustee and the indemnification of the Trustee by the Seller are incorporated herein by reference and made applicable to this Agreement.

          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement on the date and year first above written.

                         AIRGAS, INC.


                         By:  /s/Scott Melman
                         Name:  Scott Melman
                         Title: Senior Vice President and
                                 Chief Financial Officer


                         FIRST UNION NATIONAL BANK


                         By:  /s/Alan G. Finn
                         Name:  Alan G. Finn
                         Title:   Vice President

                                                              Exhibit 2
                              PROMISSORY NOTE



$7,000,816                                  March 31, 1999



          FOR VALUE RECEIVED, the undersigned, First Union National Bank, not in its individual or corporate capacity but solely in its capacity as Trustee (the "Trustee") of the Airgas, Inc. Employee Benefits Trust (the "Trust") hereby promises on behalf of the Trust to pay to the order of Airgas, Inc., a Delaware corporation (the "Company"), at the corporate offices of the Company in Radnor, Pennsylvania or at such other place as the Company shall designate in writing, the aggregate principal amount of $7,000,816 in consideration for the purchase of 826,055 shares of common stock, par value $.01 (the "Shares") on the date hereof (the "Initial Purchase Date") in accordance with the Common Stock Purchase Agreement between the Trustee and the Company dated the date hereof (the "Purchase Agreement"). The principal amount of this Note shall be increased from time to time if and when additional Shares are purchased by the Trustee to reflect subsequent loans (the "Loans") made to the Trustee by the Company in connection with such subsequent purchases of Shares by the Trustee on behalf of the Trust after the Initial Purchase Date in accordance with the terms set forth in the Trust Agreement and the Purchase Agreement.

          Principal shall be paid in accordance with the amortization schedule attached as Exhibit A hereto; provided, however, that this Note may be prepaid in whole or in part at any time without penalty in accordance with Section 2.3 of the Trust Agreement creating the Trust (the "Trust Agreement"); and provided further, in accordance with Section 2.2 of the Trust Agreement, that all or any portion of the principal of this Note outstanding at any time, together with any accrued but unpaid interest on this Note, may be deemed forgiven. In the event that the Trust shall terminate in accordance with Section 9.2 and 9.3 of the Trust Agreement, then any remaining principal of this Note then outstanding, together with any accrued but unpaid interest on this Note, shall be immediately due and payable. The Trustee agrees to pay interest on the unpaid principal balance hereof, which shall be paid at the rate of 4.83%% annually, in arrears, on the date principal is payable on the amount so paid.

          Payments received within any Trust Year (as defined in the Trust Agreement) shall be applied (i) first to interest accrued and unpaid as of the date of any such payment, and then, (ii) to the extent that any such payment exceeds such accrued and unpaid interest, to prepay interest that accrues after such payment through the end of such Trust Year, and then,
(iii) to pay principal installments due within such Trust Year, and then,
(iv) to additional installments of principal in the order of their scheduled maturity. Whenever any payment falls due on a Saturday, Sunday or public holiday, such payment shall be made on the next preceding business day.

          This Note shall be construed under the laws of the State of Delaware.

          The undersigned represents and warrants that the indebtedness represented by this Note was incurred for the purpose of purchasing shares of Common Stock, par value $.01 per share, of the Company.

          The Note may not be assigned by the Company, other than by operation of law, without the prior express written consent of the undersigned.

          The Company shall have no recourse whatsoever to any assets of the Trustee in its individual or corporate capacity for repayment. The Trustee is entering into this Note not in its individual or corporate capacity but solely as Trustee, and no personal or corporate liability or personal or corporate responsibilities are assumed by, or shall at any time be asserted or enforceable against, the Trustee in its individual or corporate capacity under, or with respect to, this Note.

                              FIRST UNION NATIONAL BANK


                              By: /s/ Alan G. Finn
                              Name:   Alan G. Finn
                              Title:



                              AIRGAS, INC.


                              By:  /s/Scott Melman
                              Name:   Scott Melman
                              Title:  Senior Vice President and
                                       Chief Financial Officer

                                                   Exhibit A



                  PRINCIPAL PAYMENT DATES

   Principal Payment Date           Principal Payments

       March 31, 2000                   $1,000,117
       March 31, 2001                   $1,000,117
       March 29, 2002                   $1,000,117
       March 31, 2003                   $1,000,117
       March 31, 2004                   $1,000,117
       March 31, 2005                   $1,000,117
       March 31, 2006                   $1,000,114